THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE
       SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE
       SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY
           NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH
        APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS
                                   AVAILABLE.


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,

                   AS OWNER TRUSTEE UNDER TRUST AGREEMENT ___

                           DATED AS OF APRIL 21, 1998.

        SERIES A LIMITED RECOURSE EQUIPMENT NOTE DUE _________ ISSUED IN
          CONNECTION WITH THE [MCDONNELL DOUGLAS MODEL DC-9-82][BOEING
        MODEL 737-3T0] AIRCRAFT BEARING UNITED STATES REGISTRATION NUMBER
                                     N_____

No. 1A                                                      Date: April 21, 1998
                                   $_________

     INTEREST RATE                                            MATURITY DATE
     -------------                                            -------------
       _______%                                                __________

          FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement ___, dated as of April 21, 1998, between the Owner Participant named therein and First Security Bank, National Association (herein as such Trust Agreement may be supplemented or amended from time to time called the "Trust Agreement"), hereby promises to pay to Wilmington Trust Company, or the registered assignee thereof, the principal sum of $_________ (the "Original Amount"), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be payable in installments on the dates set forth in
Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in semiannual installments commencing on October 15, 1998, and thereafter on April 15 and October 15 of each year, to and including ____________. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

          For purposes hereof, the term "Trust Indenture" means the Trust Indenture and Mortgage ___, dated as of April 21, 1998, between the Owner
Trustee and Wilmington Trust Company (the "Mortgagee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

          This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

          All payments of Original Amount, interest, Make-Whole Amount, if any, and other amounts, if any, to be made by the Owner Trustee hereunder and under the Trust Indenture or the Participation Agreement shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Trust Indenture Estate to enable the Mortgagee to make such payments in accordance with the terms of Section 2.03 and Article III of the Trust
Indenture, and each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the holder hereof as above provided and that none of the Owner Participant, the Owner Trustee and the Mortgagee is personally liable or liable in any manner extending to any assets other than the Trust Indenture Estate to the holder hereof for any amounts payable or any liability under this Equipment Note or, except as provided in the Trust Indenture or in the Participation Agreement, for any liability under the Trust Indenture or the Participation Agreement; PROVIDED, HOWEVER, that nothing herein contained shall limit, restrict or impair the right of the Mortgagee, subject always to the terms and provisions of the Trust Indenture, to accelerate the maturity of this Equipment Note upon occurrence of an Event of Default under the Trust Indenture in accordance with Section 4.04(b) of the Trust Indenture, to bring suit and obtain a judgment against the Owner Trustee on this Equipment Note for purposes of realizing upon the Trust Indenture Estate and to exercise all rights and remedies provided under the Trust Indenture or otherwise realize upon the Trust Indenture Estate as provided under the Trust Indenture.

          There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

          The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.

          The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied, FIRST, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, SECOND, to the payment of the Original Amount of this Equipment Note then due, THIRD, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Trust Indenture, and FOURTH, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

          This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Trust Indenture. The Trust Indenture Estate is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

          As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

          Prior to due presentment for registration of transfer of this Equipment Note, the Owner Trustee and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner Trustee nor the Mortgagee shall be affected by notice to the contrary.

          This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. This Equipment
Note is also subject to exchange and to purchase by the Owner Participant or the Owner Trustee as provided in Section 2.13 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in
Section 4.04 of the Trust Indenture.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

          THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                      * * *

          IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                                               FIRST SECURITY BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Owner Trustee


                                               By ______________________________
                                                  Name:
                                                  Title:

                    MORTGAGEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

                                               WILMINGTON TRUST COMPANY, as
                                                 Mortgagee


                                               By_______________________________
                                                 Name:
                                                 Title:

                                   SCHEDULE I

                           EQUIPMENT NOTE AMORTIZATION

                                                          Percentage of
                                                          Original Amount
        Payment Date                                        to be Paid
-----------------------------                     ------------------------------

                       [SEE SCHEDULE I TO TRUST INDENTURE
                        WHICH IS INSERTED UPON ISSUANCE]